                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                               SEPTEMBER 30, 1997




                            BRADLEY REAL ESTATE, INC.
             (Exact name of Registrant as specified in its charter)



         MARYLAND                       I-10328                  04-6034603
(State or other jurisdiction        (Commission File          (I.R.S. Employer
      of incorporation)                 Number)              Identification No.)





                 40 SKOKIE BOULEVARD, NORTHBROOK, ILLINOIS 60062
              (Address of principal executive offices and zip code)




               Registrant's telephone number, including area code:
                                 (847) 272-9800

Item 5. OTHER EVENTS.

     Bradley Real Estate, Inc. (the "Company")files this Form 8-K report that contains a combined financial statement, consistent with Regulation S-X, Rule 3.14, for properties (the "Acquisition Properties") accounting for over 50% of the aggregate acquisition costs of a series of properties acquired during the period January 1, 1997 through September 30, 1997. (See Item 7.)

     During this period, 14 shopping centers were acquired for a total acquisition price of approximately $95.6 million. No one acquisition or group of related acquisitions was in itself significant, but in the aggregate such acquisition costs exceeded 10% of the total assets of the Company and its subsidiaries consolidated at December 31, 1996. Consideration paid for such acquisitions included cash (provided primarily from the Company's bank line of credit), assumption of mortgage indebtedness and the issuance of Limited Partner Units in Bradley Limited Operating Partnership (the "Operating Partnership") of which the Company is the sole general partner. Also, during the period, two shopping centers were sold.

     The dates, shopping centers acquired or disposed of and the approximate acquisition cost or net sales proceeds for the respective centers are as follows:

ACQUISITIONS:

    DATE                                      PROPERTY                          APPROXIMATE ACQUISITION COST

January 1, 1997                 Martin's Bittersweet Plaza, Mishawaka, IN             $ 4,831,000
January 1, 1997                *Roseville Center, Roseville, MN                         5,439,000
January 21, 1997               *Warren Plaza, Dubuque, IA                               5,989,000
April 28, 1997                 *Spring Village, Davenport, IA                           4,561,000
June 19, 1997                   Davenport Retail, Davenport, IA                         5,625,000
July 1, 1997                   *Fairhills Shopping Center, Springfield, IL              6,991,000
July 1, 1997                   *Parkway Pointe, Springfield, IL                         3,996,000
July 1, 1997                   *Sangamon Center North, Springfield, IL                  9,761,000
July 1, 1997                   *Burlington Plaza West, Burlington, IA                   5,296,000
July 1, 1997                   *Holiday Plaza, Cedar Falls, IA                          2,775,000
July 31, 1997                  *County Line Mall, Indianapolis, IN                     16,310,000
August 1, 1997                  Parkwood Plaza, Urbandale, IA                           8,648,000
August 25, 1997                 Madison Plaza, Madison, WI                              8,306,000
August 29, 1997                 Liberty Corners, Liberty, MO                            7,107,000
                                                                                      -----------
                                                                                      $95,635,000

DISPOSITIONS:

    DATE                             PROPERTY                           APPROXIMATE SALES PROCEEDS

March 13, 1997                 Hood Commons                                           $11,300,000
August 8, 1997                 Meadows Town Mall                                        5,900,000
                                                                                      -----------
                                                                                      $17,200,000

     Properties designated with an asterisk (*) are properties included within the Acquisition Properties for which the combined financial statement accompanies this report. Additionally, Acquisition Properties include Santa Fe Square in Olathe, Kansas, which was acquired for $9,099,000 on December 27, 1996. None of such Acquisition Properties was acquired from a related party of the Company or its consolidated subsidiaries. Factors considered by the Company in assessing the acquisition price for each of the properties included its location and tenant mix, including opportunities for retenanting and remodeling consistent with the Company's experience as a shopping center operator; its current net operating income and the prospect for increased income in the short and long range future; capitalization rates for shopping center properties of the type acquired, in the Midwest area of the United States generally and in the locality in which the property is located; current operating costs and the possibility of effecting property-level operating efficiencies as a result of the Company's ownership of a significant number of shopping centers in the Midwest; and the differential between the Company's cost of capital in acquiring the property and the property's current and potential net operating income. After reasonable inquiry, the Company is not aware of any material factors relating to any specific property included within the Acquisition Properties other than those discussed in the preceding sentence that would cause the reported financial information not to be necessarily indicative of future operating results.

Item      7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The following financial statements and pro forma financial information accompany this report.

          (a)       Financial Statements - Acquisition Properties

                    Independent Auditors' Report

                    For the Period January 1, 1997 through June 30, 1997 (unaudited) and for the Year Ended December 31, 1996

                              Combined Statement of Revenues and Certain
                              Expenses

                              Notes to Combined Statement of Revenues and
                              Certain Expenses

          (b)       Pro Forma Financial Information - Bradley Real Estate, Inc.

                    Pro Forma Condensed Balance Sheet

                              June 30, 1997 (unaudited)

                    Pro Forma Condensed Consolidated Statements of Income

                              For the six months ended June 30, 1997 (unaudited)

                              For the year ended December 31, 1996 (unaudited)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    BRADLEY REAL ESTATE, INC.
                                                    (Registrant)


                                                    By: /s/ Irving E. Lingo, Jr.
                                                        ------------------------
Date:  September 30, 1997                               Irving E. Lingo, Jr.
                                                        Chief Financial Officer

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of Bradley Real Estate, Inc.
and Unit Holders of Bradley Operating Limited Partnership:


     We have audited the accompanying combined statement of revenues and certain expenses (defined as operating revenues less direct operating expenses) of the Acquisition Properties for the year ended December 31, 1996. This combined financial statement is the responsibility of the Company s management. Our responsibility is to express an opinion on this combined financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in current reports on Form 8-K of Bradley Real Estate, Inc. and Bradley Operating Limited Partnership as described in note
2. The presentation is not intended to be a complete presentation of the Acquisition Properties revenues and expenses.

     In our opinion, the combined statement of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses, described in note 2, of the Acquisition Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                      /s/ KPMG Peat Marwick LLP





Chicago, Illinois
September 19, 1997

                             ACQUISITION PROPERTIES


               Combined Statement of Revenues and Certain Expenses

                          Year ended December 31, 1996
               and the Six Months ended June 30, 1997 (unaudited)

                                                   Six Months
                                                     Ended
                                                  June 30, 1997       Year Ended
                                                   (unaudited)     December 31, 1996
------------------------------------------------------------------------------------

Revenues:
     Base rental income                             $3,881,633        $7,694,172
     Operating expense and real estate
        tax recoveries                               1,079,606         2,258,160
     Other income                                        9,552            20,541
                                                    ----------        ----------

Total revenues                                       4,970,791         9,972,873
                                                    ----------        ----------

Certain expenses:
     Real estate taxes                                 801,779         1,571,346
     Operating expenses                                479,387           959,237
     Utilities                                         107,764           233,835
     Insurance                                          54,341           128,442
                                                    ----------        ----------

Total expenses                                       1,443,271         2,892,860
                                                    ----------        ----------

Excess of revenues over certain expenses            $3,527,520        $7,080,013
                                                    ==========        ==========


See accompanying notes to combined statement of revenues and certain expenses.

                             ACQUISITION PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES


                          Year ended December 31, 1996
               and the Six Months ended June 30, 1997 (unaudited)


(1)       BACKGROUND

     The Combined Statement of Revenues and Certain Expenses (Combined Statement) has been included for certain properties (Acquisition Properties) which were acquired by Bradley Real Estate, Inc. (the "Company") or Bradley Operating Limited Partnership (the "Operating Partnership"). The Acquisition Properties are as follows:

             PROPERTY                                  DATE ACQUIRED

            Santa Fe Square                          December 27, 1996
            Roseville Center                         January 1, 1997
            Warren Plaza                             January 21, 1997
            Spring Village                           April 28, 1997
            Sangamon Center North                    July 1, 1997
            Fairhills Shopping Center                July 1, 1997
            Parkway Pointe                           July 1, 1997
            Holiday Plaza                            July 1, 1997
            Burlington Plaza West                    July 1, 1997
            County Line Mall                         July 31, 1997


     Santa Fe Square is located in Olathe, Kansas. It consists of approximately 133,000 square feet of gross leasable area and was approximately 95% occupied at December 31, 1996.

     Roseville Center is located in Roseville, Minnesota. It consists of approximately 77,000 square feet of gross leasable area and was approximately 80% occupied at December 31, 1996.

     Warren Plaza is located in Dubuque, Iowa. It consists of approximately 90,000 square feet of gross leasable area and was 100% occupied at December 31, 1996.

     Spring Village is located in Davenport, Iowa. It consists of approximately 90,000 square feet of gross leasable area and was 100% occupied at December 31, 1996. A tenant which occupies approximately 12% of the gross leasable area of Spring Village vacated its premises during November 1996. The tenant has continued paying rent pursuant to the terms of its lease, which runs through November 2010.

     Sangamon Center North is located in Springfield, Illinois. It consists of approximately 140,000 square feet of gross leasable area and was approximately 98% occupied at December 31, 1996.

     Fairhills Shopping Center is located in Springfield, Illinois. It consists of approximately 106,000 square feet of gross leasable area and was approximately 98% occupied at December 31, 1996.

     Parkway Pointe is located in Springfield, Illinois. It consists of approximately 39,000 square feet of gross leasable area and was approximately 79% occupied at December 31, 1996.

     Holiday Plaza is located in Cedar Falls, Iowa. It consists of approximately 46,000 square feet of gross leasable area and was approximately 74% occupied at December 31, 1996.

     Burlington Plaza is located in Burlington, Iowa. It consists of approximately 89,000 square feet of gross leasable area and was approximately 91% occupied at December 31, 1996.

     County Line Mall is located in Indianapolis, Indiana. It consists of approximately 260,000 square feet of gross leasable area and was approximately 95% occupied at December 31, 1996.

(2)       BASIS OF PRESENTATION

     The Combined Statement has been prepared for the purpose of complying with Rule 3.14 of the Securities and Exchange Commission Regulation S-X in current reports on Form 8-K of the Company and the Operating Partnership and is not intended to be a complete presentation of the Acquisition Properties' revenues and expenses. The Combined Statement has been prepared on the accrual basis of accounting and requires management of the Acquisition Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Certain expenses which may not be comparable to the expenses expected to be incurred in the proposed future operations of the Acquisition Properties have been excluded. Expenses excluded consist of interest, depreciation and amortization, professional fees, and management fees.

UNAUDITED INTERIM PERIOD

     The accompanying interim statement of revenues and certain expenses has been prepared without audit and in the opinion of management reflects all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented. Certain information in footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted.

(3)       REVENUES

     Each property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which the property is reimbursed for certain common area, real estate, and insurance costs. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. Certain leases contain renewal options for various periods at various rental rates.

     Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by approximately $54,000 for the year ended December 31, 1996.

     Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are approximately as follows:

           YEAR                                       AMOUNT

           1997                                    $ 6,888,000
           1998                                      6,103,000
           1999                                      5,473,000
           2000                                      4,560,000
           2001                                      3,811,000
           Thereafter                               21,328,000

                            BRADLEY REAL ESTATE, INC.

                        PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)

     Subsequent to June 30, 1997, the Company sold a shopping center, utilizing the proceeds to pay-down the line of credit, and acquired nine shopping centers, including a portfolio of five shopping centers from one seller for approximately $28,800,000 with cash provided by the line of credit. Three of the remaining four shopping centers were also funded with cash provided by the line of credit, for an aggregate purchase price of approximately $24,000,000. The final property was purchased for approximately $16,300,000 through the issuance of 478,619 limited partner units ("LP Units") and the assumption of a $6,900,000 non-recourse mortgage note which was paid-off in full at closing with cash drawn from the line of credit.

     This unaudited Pro Forma Condensed Balance Sheet is presented as if the acquisitions and the disposition occurring subsequent to June 30, 1997, had been completed on June 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

     This unaudited Pro Forma Condensed Balance Sheet is prepared for comparative purposes only and is not necessarily indicative of what the actual financial position of the Company would have been at June 30, 1997, nor does it purport to represent the future financial position of the Company. This unaudited Pro Forma Condensed Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                            BRADLEY REAL ESTATE, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                         Property Adjustments
                                                                         --------------------
                                                                     Acquisition     Disposition
                                                      Historical    Adjustments(a   Adjustments(a)   Pro Forma
                                                      --------------------------------------------------------

ASSETS
Real estate investments-- at cost ..............      $ 510,558       $  69,016      $  (5,896)      $ 573,678
Accumulated depreciation and amortization ......        (36,708)             --            207         (36,501)
                                                      ---------       ---------      ---------       ---------
Net real estate investments ....................        473,850          69,016         (5,689)        537,177
Real estate investments held for sale ..........         10,000              --             --          10,000
Other assets:
   Cash and cash equivalents ...................          3,579              --             --           3,579
   Rents and other receivables, net of allowance
     for doubtful accounts of $2,309 ...........         10,587              --           (272)         10,315
   Deferred charges, net and other assets ......         14,964              --           (170)         14,794
                                                      ---------       ---------      ---------       ---------
     Total assets ..............................        512,980          69,016         (6,131)        575,865
                                                      =========       =========      =========       =========

LIABILITIES AND SHARE OWNERS' EQUITY
Mortgage loans .................................        128,868              --             --         128,868
Line of credit .................................         64,400          59,986         (5,900)        118,486
Accounts payable, accrued expenses
  and other liabilities ........................         20,708              --         (1,484)         19,224
                                                      ---------       ---------      ---------       ---------
     Total liabilities .........................        212,976          59,986         (7,384)        266,578
                                                      ---------       ---------      ---------       ---------
Minority interest ..............................          7,952           9,030             --          16,982
                                                      ---------       ---------      ---------       ---------
Shares of common stock .........................            217              --             --             217
Additional paid-in capital .....................        300,551              --             --         300,551
Distributions in excess of accumulated earnings          (9,716)             --          1,253          (8,463)
                                                      ---------       ---------      ---------       ---------
     Total share owners' equity ................        291,052              --          1,253         292,305
                                                      ---------       ---------      ---------       ---------
     Total liabilities and share owners' capital      $ 512,980       $  69,016      $  (6,131)      $ 575,865
                                                      =========       =========      =========       =========

EXPLANATORY NOTES

(A) Adjustments represent acquisitions and dispositions of properties subsequent to June 30, 1997 that have been completed.

                            BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE SIX MONTHS ENDED JUNE 30,1997
                                   (UNAUDITED)

     During the period from January 1, 1997 to June 30, 1997, the Company acquired five shopping centers. Three of the five shopping centers were acquired for cash with financing provided by the bank line of credit. One shopping center was acquired with cash provided by the line of credit and the assumption of a $3,800,000 non-recourse mortgage note, and one shopping center was acquired via the issuance of 281,300 limited partnership units ("LP Units") in Bradley Operating Limited Partnership. Additionally, during such period, the Company sold a shopping center, utilizing the proceeds to pay-down the line of credit.

     Subsequent to June 30, 1997, the Company sold an additional shopping center, utilizing the proceeds to pay-down the line of credit, and acquired nine shopping centers, including a portfolio of five shopping centers from one seller for approximately $28,800,000 with cash provided by the line of credit. Three of the shopping centers were also funded with cash provided by the line of credit, for an aggregate purchase price of approximately $24,000,000. The final property was purchased for approximately $16,300,000 through the issuance of 478,619 LP Units and the assumption of a $6,900,000 non-recourse mortgage note which was paid-off in full at close with cash drawn from the line of credit.

     The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the acquisitions and the dispositions described above had been consummated on January 1, 1996, and with the Company qualifying as a real estate investment trust ("REIT") distributing all of its taxable income and, therefore, incurring no federal income tax expense during the period January 1, 1997 through June 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

     For purposes of this unaudited Pro Forma Condensed Consolidated Statement of Income, "Acquisition Properties" represents those properties for which the Company has furnished a Combined Statement of Revenues and Certain Expenses in accordance with Rule 3.14 of the Securities and Exchange Commission Regulation S-X.

     This unaudited Pro Forma Condensed Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of the Company would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                            BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)
                  (Dollars in thousands, except per share data)

                                                    Acquisition  Other Acquired   Disposition     Other
                                      Historical   Properties(A)  Properties(A)  Properties(B)  Adjustments       Pro Forma
                                      ----------   ------------   ------------   ------------   -----------       ---------
Revenues:
   Rental income                       $ 45,889       $  3,180      $  2,085      $ (1,469)      $     --          $ 49,685
   Other income                             642              4             9            (8)            --               647
                                       --------       --------      --------      --------       --------          --------
     Total revenue                       46,531          3,184         2,094        (1,477)            --            50,332
                                       --------       --------      --------      --------       --------          --------

Expenses:
   Operations, maintenance and
     management                           6,999            444           277          (324)            --             7,396
   Real estate taxes                      9,627            426           320          (404)            --             9,969
   Mortgage and other interest            7,231             --            --            --          2,033(C)          9,264
   Administrative and general             2,259             --            --            --             --             2,259
   Depreciation and amortization          7,855             --            --            --            702(D)          8,557
                                       --------       --------      --------      --------       --------          --------
     Total expenses                      33,971            870           597          (728)         2,735            37,445
                                       --------       --------      --------      --------       --------          --------

Income before gain on sale and
   provision for loss on real
   estate investments                    12,560          2,314         1,497          (749)        (2,735)           12,887
Gain on sale of property                  3,073             --            --        (3,073)            --                --
Provision for loss on real estate
   investment                            (1,300)            --            --         1,300             --                --
                                       --------       --------      --------      --------       --------          --------
Income before allocation to
   minority interest                     14,333          2,314         1,497        (2,522)        (2,735)           12,887
Income allocated to minority
   interest                                (381)            --            --            --             --              (381)
                                       --------       --------      --------      --------       --------          --------
Net income                               13,952          2,314         1,497        (2,522)        (2,735)           12,506
                                       ========       ========      ========      ========       ========          ========

Net income per weighted average
   share outstanding                   $   0.64                                                                    $   0.58
                                       ========                                                                    ========

Weighted average shares
   outstanding                       21,668,458                                                                  21,668,458


EXPLANATORY NOTES

(A) Increase represents historical operating revenues and expenses for the six months ended June 30, 1997 for the Acquisition Properties and the other properties acquired during 1997 for the period during which the Company did not own such properties.

(B) Decrease represents the elimination of historical operating revenues and expenses, gains and provision for loss for the six months ended June 30, 1997 for the properties disposed during 1997 for the period during which the Company owned such properties.

(C) Mortgage and other interest has been increased to reflect the borrowings estimated for property acquisitions for the period during which the Company did not own such properties, net of the reduction for the application of net proceeds from property dispositions to pay down the line of credit for the period during which the Company owned such properties, at an interest rate of 7.000%, which was the Company's borrowing rate at August 31, 1997. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $36,000.

           Increase in interest expense attributable
            to acquisition activities                           $ 2,394
           Decrease in interest expense attributable
            to disposition activities                             (361)
                                                                -------
           Pro forma adjustment                                 $ 2,033
                                                                =======

(D) Depreciation and amortization has been increased to give effect to recording the property acquisitions over a depreciable life of 39 years, for the period which the Company did not own such properties, net of the reduction for properties disposed for the period which the Company owned such properties, as follows:

           Increase in depreciation and amortization
            attributable to acquisition activities              $   800
           Decrease in depreciation and amortization
            attributable to disposition activities                 (98)
                                                                -------
           Pro forma adjustment                                 $   702
                                                                =======

                            BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)

     During the period from January 1, 1996 to June 30, 1997, the Company acquired seven shopping centers and sold one shopping center and a ground lease. Four of the seven shopping centers were acquired for cash with financing provided by the bank line of credit. One shopping center was acquired with cash provided by the line of credit and the assumption of a $3,800,000 non-recourse mortgage note, and one shopping center was acquired via the issuance of 281,300 LP Units. The sale of its interest in a ground lease was structured as a "like-kind" exchange for federal income tax purposes, acquiring a shopping center as a replacement property in the exchange. Since the net proceeds from the sale were greater than the net purchase price of the property acquired, the excess proceeds were used to pay down the line of credit.

     On March 15, 1996, the Company completed the acquisition of Tucker Properties Cooperation (the "Tucker Acquisition"). The acquisition was consummated through the issuance of approximately 7.4 million shares of Company Common Stock valued at $13.96 per share, and was accounted for using the purchase method of accounting. Tucker held title to all of its properties through two partnerships; eight properties through Tucker Operating Limited Partnership ("TOP"), in which Tucker had a 95.9% general partnership interest, and six properties through Tucker Financing Partnership ("TFP'), a general partnership of which TOP owned 99% and a wholly-owned Tucker corporate subsidiary owned the remaining 1%. Upon the acquisition of Tucker, the Company succeeded to Tucker's interest in TOP, TFP and the wholly-owned Tucker corporate subsidiary, and the name "Bradley" was substituted for "Tucker" in each subsidiary and partnership.

     In November 1996, the Company completed a public offering of 2,875,000 shares of Common Stock (including shares issued pursuant to the exercise of the underwriter overallotment option) at a price of $16.50 per share (the "November 1996 Offering"). Net proceeds from the November 1996 Offering, approximately $44,851,000 (net of offering costs of $2,618,000), were used to reduce outstanding borrowings under the line of credit.

     Subsequent to June 30, 1997, the Company sold one shopping center, utilizing the proceeds to pay-down the line of credit, and acquired nine shopping centers, including a portfolio of five shopping centers from one seller for approximately $28,800,000 with cash provided by the line of credit. Three of the remaining four shopping centers were also funded with cash provided by the line of credit, for an aggregate purchase price of approximately $24,000,000. The final property was purchased for approximately $16,300,000 through the issuance of 478,619 LP Units and the assumption of a $6,900,000 non-recourse mortgage note which was paid-off in full at close with cash drawn from the line of credit.

     The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the November 1996 Offering, the acquisitions, the dispositions, and the "like-kind" exchange described above had been consummated on January 1, 1996, and as if the Tucker Acquisition had occurred on January 1, 1996, and with the Company qualifying as a REIT distributing all of its taxable income and, therefore, incurring no federal income tax expense during the period January 1, 1996 through June 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

     For purposes of this unaudited Pro Forma Condensed Consolidated Statement of Income, "Acquisition Properties" represents those properties for which the Company has furnished a Combined Statement of Revenues and Certain Expenses in accordance with Rule 3.14 of the Securities and Exchange Commission Regulation S-X.

     This unaudited Pro Forma Condensed Consolidated Statement of Income is presented for comparative purposes only and is not necessarily indicative of what the actual results of operations of the Company would have been for the period presented, nor does it purport to represent the results to be achieved in future periods. This unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of the Company.

                            BRADLEY REAL ESTATE, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                  (Dollars in thousands, except per share data)

                                                                               Other
                                                      Tucker    Acquisition   Acquired     Disposition
                                                   Acquisition   Properties  Properties    Properties     Other
                                      Historical       (A)          (B)          (B)          (C)       Adjustments      Pro Forma
                                      ----------   -----------   ----------  ----------    ----------   -----------      ---------
Revenues:
   Rental income                       $ 77,512      $  8,075     $  9,952     $  4,566     $ (4,637)     $     --         $ 95,468
   Other income                           1,327           146           21            5          (66)           --            1,433
                                       --------      --------     --------     --------     --------      --------         --------
     Total revenue                       78,839         8,221        9,973        4,571       (4,703)           --           96,901
                                       --------      --------     --------     --------     --------      --------         --------

Expenses:
   Operations, maintenance and
     management                          12,949         1,491        1,322          492         (883)           --           15,371
   Real estate taxes                     16,787         1,993        1,571          842       (1,057)           --           20,136
   Mortgage and other interest           13,404         2,574           --           --           --         2,370(D)
                                                                                                                             18,348
   Administrative and general             3,532            --           --           --           --            --            3,532
   Corporate office relocation              409            --           --           --           --            --
                                                                                                                                409
   Write-off of deferred financing
     and acquisition costs                  344            --           --           --           --            --              344
   Depreciation and amortization         13,286         1,336           --           --           --         1,914(E)
                                       --------      --------     --------     --------     --------      --------         --------
                                                                                                                             16,536
     Total expenses                      60,711         7,394        2,893        1,334       (1,940)        4,284           74,676
                                       --------      --------     --------     --------     --------      --------         --------

Income before gain on sale of
   property                              18,128           827        7,080        3,237       (2,763)       (4,284)          22,225
Gain on sale of property                  9,379            --           --           --       (9,379)           --               --
                                       --------      --------     --------     --------     --------      --------         --------
Income before allocation to
   minority interest                     27,507           827        7,080        3,237      (12,142)       (4,284)          22,225
Income allocated to minority
   interest                                (285)           --           --           --           --            --             (285)
                                       --------      --------     --------     --------     --------      --------         --------
Net income                             $ 27,222      $    827     $  7,080     $  3,237     $(12,142)     $ (4,284)        $ 21,940
                                       ========      ========     ========     ========     ========      ========         ========

Net income per weighted average
   share outstanding                   $   1.54                                                                            $   1.02
                                       ========                                                                            ========

Weighted average shares
   outstanding                       17,619,546                                                                          21,565,207

EXPLANATORY NOTES

(A) Increase represents historical operating revenues and expenses for the year ended December 31, 1996 for Tucker for the period preceding the Tucker Acquisition.

(B) Increase represents historical operating revenues and expenses for the year ended December 31, 1996 for the Acquisition Properties and the other properties acquired during 1996 and 1997 for the period during which the Company did not own such properties.

(C) Decrease represents the elimination of historical operating revenues and expenses for the year ended December 31, 1996 for the properties disposed during 1996 and 1997 for the period during which the Company owned such properties.

(D) Mortgage and other interest has been increased to reflect the borrowings estimated for property acquisitions during 1997 and 1996 for the period which the Company did not own such properties, net of the reduction for the application of net proceeds from property dispositions during 1997 and 1996 and the November 1996 Offering to pay down the line of credit, for the period during which the Company owned such properties, and for the period preceding the November 1996 Offering at an interest rate of 7.000%, which was the Company's borrowing rate at August 31, 1997. A 0.125% change in the variable rate would result in a change in the pro forma interest adjustment of approximately $44,000.

         Increase in interest expense attributable
          to acquisition activities                           $ 6,279
         Decrease in interest expense attributable
          to disposition activities                            (1,269)
         Decrease in interest expense attributable
          to the November 1996 Offering                        (2,640)
                                                              -------
         Pro forma adjustment                                 $ 2,370
                                                              =======

(E) Depreciation and amortization has been increased to give effect to recording the property acquisitions during 1997 and 1996 using a depreciable life of 39 years for the period which the Company did not own such properties, net of the reduction for properties disposed during 1997 and 1996 for the period which the Company owned such properties as follows:

         Increase in depreciation and amortization
          attributable to acquisition activities              $2,170
         Decrease in depreciation and amortization
          attributable to disposition activities                (256)
                                                              ------
         Pro forma adjustment                                 $1,914
                                                              ======